Exhibit 99.1

J.P. Morgan Global High Yield Conference Dane Whitehead Executive Vice President and Chief Financial Officer February 26, 2013 2 Cautionary Statement Regarding Forward-Looking Statements This presentation includes certain forward-looking statements and projections of EP Energy LLC (“EP Energy”). EP Energy has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the supply and demand for oil, natural gas and NGLs; EP Energy’s ability to meet production volume targets; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; EP Energy’s ability to comply with the covenants in various financing documents; EP Energy’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risk of EP Energy’s lenders, trading counterparties, customers, vendors and suppliers; changes in commodity prices and basis differentials for oil and natural gas; general economic and weather conditions in geographic regions or markets served by EP Energy, or where operations of EP Energy are located, including the risk of a global recession and negative impact on natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulation; political and currency risks associated with international operations of EP Energy; competition; and other factors described in EP Energy’s Securities and Exchange Commission filings. While EP Energy makes these statements and projections in good faith, neither EP Energy nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise.Certain of the production information in this presentation includes the production attributable to EP Energy’s 48.8 percent interest in Four Star Oil and Gas Company (“Four Star”). In addition, the proved reserves attributable to its interest in Four Star represent estimates prepared by EP Energy and not those of Four Star. This presentation presents certain production and reserves-related information on an "equivalency" basis. Equivalent volumes are computed with oil and natural gas liquid quantities converted to Mcf at a ratio of one Bbl to six Mcf, and natural gas converted to barrels at a ratio of six Mcf to one Bbl. These conversions are based on energy equivalency conversion methods primarily applicable at the burner tip and do not represent value equivalencies at the wellhead. Although these conversion factors are industry accepted norms, they are not reflective of price or market value differentials between product types. This presentation also refers to the non-GAAP term EBITDAX, which the company defines as net income plus interest and debt expense, income taxes and depreciation, depletion and amortization and exploration expenses.

3 Purpose: What We Do At EP Energy, we have a passion for finding and producing the oil and natural gas that enriches people's lives 4 Extraordinary People Exceptional Performance Enduring Partnerships We are committed to being the industry leader known for: EP ENERGY 3 Vision: Wher We’re Going EP ENERGY 4

Investment Thesis

Large Portfolio of Premier E&P Assets
- Focused on 3 key oil programs - Eagle Ford, Wolfcamp, and Altamont
- Growing oil impact – volumes up 39% (CAGR 2010-2012)
- Operating control over 98%[1] of key oil program drilling inventory

Extensive Low-Risk Inventory
- 20 year inventory – includes ~3,800 locations in 3 key programs
- Natural gas inventory is largely held-by-production
- 2012 drilling success rate of 98%

Efficient Operations
- Industry leading well cost performance in key programs
- Successful history of operating in resource plays
- Continuous improvement within familiar operating areas

Proven Management Team
- Senior management averages 20+ years of industry experience
- Focused on a consistent strategy and execution model
- Motivated to deliver high returns, increase long-term value

Strong Financial Position
- PDP assets, 264 MMBoe[2], provide predictable cash flow
- Robust hedge program provides cash flow protection
- ~$1.7 billion liquidity[1]

[1] As of 12/31/12.
[2] Includes our interest in Four Star Oil & Gas Company.

EP ENERGY | 5

EP Energy

2012 Proved Reserves


Other 33%
Eagle Ford 33%
Haynesville 11%
Altamont 16%
Wolfcamp 7%

Total: 625 MMBoe[1]
12/31/2012 PV-10: ~$7.3 billion[2]

2012 Average Production


Eagle Ford 14%
Other 45%
Haynesville 33%
Wolfcamp 1%
Altamont 7%

Total: 147 MBoe/d[1,3]


ALTAMONT
Central
2012 Reserves: 298 MMBoe
Production: 95 MBoe/d[3]
WOLFCAMP
EAGLE FORD
Southern
2012 Reserves: 75 MMBoe
Production: 17 MBoe/d[3]
Eagle Ford
2012 Reserves : 206 MMBoe
Production: 20 MBoe/d[3]
Brazil/Four Star
2012 Reserves: 47 MMBoe
Production: 15 Mboe/d[3]

[1] Includes proportionate share of Four Star reserves and production.
[2] PV-10 value assumes 2012 Pre-Tax SEC pricing.
[3] Average daily production rate for full-year 2012.

EP ENERGY | 6

20+ Year Inventory

Key Programs	Drilling Locations
Eagle Ford	1,176
Wolfcamp	1,292
Altamont	1,386
Total	**3,854**


ALTAMONT
WOLFCAMP
EAGLE FORD

Total resource potential
1.6 billion BOE
~ 70% located in these 3 programs

Note: As of 12/31/12, includes PUD locations and PUD reserves in resource potential

EP ENERGY | 7

Investments Generating High Returns

	Capital ($MM)[1]	EUR (Mboe)[1]	IP 30 (Boe/d)[1,2]	IRR[3]	Average Working Interest
Eagle Ford, Central	7.8 – 8.8	550 – 800	550 – 750	40 – 50%	89%
Wolfcamp, Upper	6.2 – 7.2	460 – 505	425 – 500	25 – 40%	100%
Altamont	5.0 – 7.0	370 – 470	400 – 550	25 – 35%	81%

$1.7 to $1.8 billion of expected capex in 2013

[1] Based on 100 percent working interest
[2] Based on first 30 days of production
[3] After-tax internal rate of return net to EP Energy interest based on $90.00 per Bbl (WTI) and $3.50 per MMBtu (HH).

EP ENERGY | 8

9 Eagle Ford 1 As of December 31, 2012 Key Strengths Program Overview1 Highest value program generating leading returns in portfolio Located in heart of the oil window Significant inventory of oil opportunities Well cost reduction and completion optimization Development plan on 60 acre spacing 156,000 total net acres 79,000 in Central area 206 MMBoe est. net proved reserves 144 net producing wells 2013 Program Completing 100+ wells Recently added 6th rig 10 Eagle Ford Production Growth Mboe/d, net 0.0 5.0 10.0 15.0 20.0 25.0 30.0 1Q 2010 2Q 2010 3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 Mboe/d Oil NGL Gas 274% CAGR 4Q’10 – 4Q’12

11 Wolfcamp 1 As of December 31, 2012 Key Strengths Program Overview1 Largest oil inventory in portfolio Three prospective zones Full development in upper Wolfcamp Delineating lower Wolfcamp Upper/lower Wolfcamp spacing pilot 330 sq. mi. 3D seismic acquired/processing Improved performance 138,000 total net acres 96% undeveloped 44 MMBoe est. net proved reserves 31 net producing wells 2013 Program Completing 40- 45 wells Added 3rd rig in January EP Energy Acreage 12 Wolfcamp: Continuous Execution Improvement Wolfcamp development plan has been consistent with Eagle Ford/Haynesville Now in full development of upper Wolfcamp Renegotiated land agreement - provides for more efficient development Near term efforts Integrate pilot study results Test lower sections - Lower Wolfcamp Looking ahead Continued capital cost reductions Ongoing completion optimization Apply best practices throughout all operations

13 Altamont 1 As of December 31, 2012 Key Strengths Program Overview1 Long-term oil asset with significant inventory Vertical development in Uinta Basin Evaluating horizontal opportunities (Uteland Butte and other areas) Improving capital efficiencies Expanding 3-D seismic coverage 2013 Program Completing 15- 20 wells Two rigs running 173,000 total net acres Predominantly held by production 97 MMBoe est. net proved reserves 315 net producing wells 14 Successful 2012 PV10 Value of $7.3 billion + 4% Oil reserves of 261 MMBbl +43% Total production of 147 MBoe/d + 5% Oil production of 27 MBbl/d +55% Increase from 2011 Delivered outstanding returns from capital program

15 Significant Oil Volume Growth 0 2 4 6 8 10 12 2010 2011 2012 5.1 6.3 9.8 MMBbls Oil and Condensate Expect 30% - 50% growth in 2013 Financial Gearing Maintain strong liquidity position Borrowing base redetermination April 1 Actively manage commodity price risk Multi-year rolling hedge program Allocate capital based on returns Grow margins and reserve value Oil production drives EBITDAX growth Primarily an organic growth story Accretive acquisitions and targeted divestitures to support goals Balancing growth and financial strength

17 Favorable Crude Oil Hedges MMboe Avg. Ceiling/Foor Price WTI Strip Price (2/22/13) Hedged Volumes Percentage of hedged volumes for 2013, 2014, and 2015 are based on 2013 expected volumes 2013 2014 2015 As of Feb. 12, 2013 (Contract Months: Jan-13 forward) $94.14 $91.86 $88.75 18 Natural Gas Hedges Protect Cash Flow MMboe Percentage of hedged volumes for 2013, 2014, and 2015 are based on 2013 expected volumes WTI Strip Price (2/22/13) Hedged Volumes 2013 2014 2015 As of Feb. 12, 2013 (Contract Months: Jan-13 forward) $3.51 $3.55 $3.97 $4.22 0 2 4 6 8 10 12 14 16 18 89% $104.22 $98.93 63% $99.47 $97.41 25% $96.18 $95.42 $80 $85 $90 $95 $100 $105 0 5 10 15 20 25 30 35 89% 63% $4.03 25% $4.23 $0 $1 $2 $3 $4 $5

19 Building Premium Valuation Execution Capital program Cost control Base production optimization Running room Repeatable, multi-year inventory Quality assets in the right places Profitability Strong investment returns Expanding margins Growing cash flows Consistent performance Focused on growing production, cash flows, and reserves J.P. Morgan Global High Yield Conference Dane Whitehead Executive Vice President and Chief Financial Officer February 26, 2013 EP ENERGY 2